Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 2002 relating to the financial statements and financial statement schedule, which appears in UniSource Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 21, 2003